EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 7, 2010, by and between Asia Entertainment & Resources Ltd., a Cayman Islands exempted company (the “Company”), and Sylvia Lee, an individual (the “Officer”).

WHEREAS, the Company has determined that it is in the best interests of the Company to assure that the Company will have the continued dedication of Officer; and

WHEREAS, in order to accomplish these objectives, the Company has caused this Agreement to be entered into.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.          Employment Period. The Company hereby agrees to continue Officer in its employ, and Officer hereby agrees to remain in the employ of the Company, for the period from the date of April 7, 2010 until her successor is appointed (the “Employment Period”).

2.          Terms of Employment.

(a)          Position and Duties.

(i)          During the Employment Period, (A) Officer’s position, authority, duties and responsibilities shall be that of Executive Vice President, and (B) Officer’s services shall be performed at the premises in Macau and Hong Kong where the Company’s offices are and/or places as designated by the Chairman of the Company where appropriate.

(ii)         During the Employment Period, and excluding any periods of vacation and sick leave to which Officer is entitled, Officer agrees to devote his attention and time as reasonably required to the business and affairs of the Company and to use Officer’s best efforts to perform faithfully and efficiently such responsibilities.

(b)          Compensation.

(i)          Salary. During the Employment Period, Officer shall be paid annual compensation of $30,000 in cash paid quarterly and $20,000 in the company’s ordinary shares awarded annually on December 31, valued at the average of the closing prices of the ordinary shares over the three-month period preceding the end of each fiscal year and issued as soon as possible after the end of such fiscal year.

(ii)         Expenses. During the Employment Period, Officer shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by Officer in accordance with the policies, practices and procedures of the Company and its subsidiaries provided to other key management employees of the Company and its subsidiaries.

(iii)        Vacation. During the Employment Period, Officer shall be entitled to paid vacation in accordance with Company policies.

3.          Termination.

(a)          Death or Disability. This Agreement shall terminate automatically upon Officer’s death. If the Company determines in good faith that the Disability of Officer has occurred (pursuant to the definition of “Disability” set forth below), it will give to Officer written notice of its intention to terminate Officer’s employment. In such event, Officer’s employment with the Company shall terminate effective on the 30th day after the date of such notice (the “Disability Effective Date”), provided that, within such time period, Officer shall not have returned to the required performance of Officer’s duties. For purposes of this Agreement, “Disability” means disability (either physical or mental) which (i) materially and adversely affects Officer’s ability to perform the duties required of his office, and (ii) is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Officer or Officer’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(b)          Cause. The Company may terminate Officer’s employment for “Cause.” For purposes of this Agreement, termination of Officer’s employment by the Company for Cause shall mean termination for one of the following reasons: (i) the conviction of Officer of a felony by a court of competent jurisdiction; (ii) an act or acts of dishonesty taken by Officer and intended to result in substantial personal enrichment of Officer at the expense of the Company; or (iii) Officer’s failure to follow a direct, reasonable and lawful written order from the Company or the Chairman of the Company, within the reasonable scope of Officer’s duties, which failure is not cured within 5 days.

(c)          Notice of Termination. Any termination by the Company for Cause shall be communicated by Notice of Termination to Officer given in accordance with Section 6(b) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provisions in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Officer’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing its rights hereunder.

(d)          Date of Termination. “Date of Termination” means the date of receipt of the Notice of Termination by Officer or any later date specified therein; provided, however, that if Officer’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Officer or the Disability Effective Date, as the case may be.

4.          Obligations of the Company upon Termination.

(a)          Death. If Officer’s employment is terminated by reason of Officer’s death, this Agreement shall terminate without further obligations to Officer’s legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by Officer as of the Date of Termination, which shall be paid to Officer’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

(b)          Disability. If Officer’s employment is terminated by reason of Officer’s Disability, this Agreement shall terminate without further obligations to Officer, other than those obligations accrued or earned and vested (if applicable) by Officer as of the Date of Termination, which shall be paid to Officer in a lump sum in cash within 30 days of the Date of Termination.

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(c)          Cause. If Officer’s employment shall be terminated by the Company for Cause, this Agreement shall terminate without further obligations to Officer other than the obligation to pay to Officer the Salary accrued through the Date of Termination.

5.          Confidential Information.        Officer shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by Officer during Officer’s employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by Officer or his representatives in violation of this Agreement). After termination of Officer’s employment with the Company, Officer shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

6.          Miscellaneous.

(a)          This Agreement shall be governed by and construed in accordance with the law of Hong Kong, without reference to principles of conflicts of law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified and no consent may be given hereunder otherwise than by a written agreement executed by the parties hereto.

(b)          All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Officer:

C/O: #318, 4100 NE 2nd Ave., Miami,
FL 33137 U.S.A.
(or email: slee@aerlf.com)

If to the Company:

Asia Entertainment & Resources Ltd.
Unite 1004, 10/F, East Town Bldg.
16 Fenwick Street
Wanchai, Hong Kong
Attention: Mr. Leong Siak Hung

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)          This Agreement contains the entire understanding of the Company and Officer with respect to the subject matter hereof.

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OFFICER:

/s/ Sylvia Lee
Sylvia Lee

COMPANY:

Asia Entertainment & Resources Ltd.

By	/s/ Leong Siak Hung
Leong Siak Hung
Chief Executive Officer

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